UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Peoples Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEOPLES BANCORP INC. ANNUAL MEETING OF SHAREHOLDERS Thursday, April 22, 2021 10:00 a.m., Eastern Daylight Saving Time Live Webcast Via the Internet Directions to participate virtually in the Annual Meeting are available in the Proxy Statement which can be viewed at www.proxydocs.com/pebo. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 22, 2021. In light of public health considerations due to the COVID-19 pandemic, we have decided to hold a Virtual Annual Meeting. In order to participate in the Annual Meeting online, you must pre-register at www.proxydocs.com/pebo . You will need the control number at the top of this Notice to register. After registering, you will receive a confirmation e-mail and an e-mail approximately 1 hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting. This communication presents only an overview of the more complete proxy materials that are available to you over the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of Annual Meeting of Shareholders and Proxy Statement, the form of proxy and the 2020 Annual Report to Shareholders are available at www.proxydocs.com/pebo . If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 9, 2021 to facilitate timely delivery. Matters intended to be acted upon at the Annual Meeting are listed below. The Board of Directors Recommends a Vote “FOR” All of the Director Nominees Listed in Item No. 1, and “FOR” the Proposals in Item No. 2 and Item No. 3. 1. Election of nine directors, each to serve for a one-year term expiring at the 2022 Annual Meeting of Shareholders 01 Tara M. Abraham02 S. Craig Beam03 George W. Broughton04 David F. Dierker05 James S. Huggins 06 Brooke W. James07 Susan D. Rector08 Charles W. Sulerzyski09 Michael N. Vittorio 2. Approval of non-binding resolution to approve the compensation of Peoples Bancorp Inc.'s named executive officers as disclosed in the Proxy Statement for the 2021 Annual Meeting of Shareholders. 3. Ratification of the appointment of Ernst & Young LLP as Peoples Bancorp Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2021. THIS IS NOT A FORM FOR VOTING You may immediately vote your proxy over the Internet at: www.proxypush.com/pebo • Use the Internet to vote your proxy 24 hours a day, 7 days a week. For shares held under Peoples’ Retirement Savings Plan, you must vote your shares no later than April 19, 2021. • Please have this Notice available. Follow the instructions provided to vote your proxy. Your Internet vote authorizes the named proxies to vote your common shares in the same manner as if you marked, signed, dated and returned your proxy card.Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

To request paper copies of the proxy materials, which include the proxy card, the Notice of Annual Meeting of Shareholders and Proxy Statement and the 2020 Annual Report to Shareholders, please contact us via: :Internet/Mobile – Access the Internet and go to www.investorelections.com/pebo . Follow the instructions to log in, and order copies. (Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.  *E-mail – Send us an e-mail at paper@investorelections.com with “PEBO Materials Request” in the subject line. The e-mail must include: • The 11-digit control # located in the box in the upper right hand corner on the front of this Notice. • Your preference to receive printed materials via mail -or- to receive an e-mail with links to the electronic proxy materials. • If you choose e-mail delivery, you must include the e-mail address to which the links to the electronic proxy material is to be sent. • If you would like this election to apply to delivery of materials for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax Identification Number in the e-mail. Important Information about the Notice Regarding the Availability of Proxy Materials This Notice Regarding the Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming Annual Meeting. Information about the Notice: In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the Company, while minimizing environmental impact. This Notice contains specific information regarding the Annual Meeting, the matters intended to be acted upon and the Internet site where the proxy materials may be found. To view the proxy materials online: Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, the Notice of Annual Meeting of Shareholders and Proxy Statement and the 2020 Annual Report to Shareholders. To receive paper copies of the proxy materials: Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, e-mail or Internet.